SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2009 (March 5, 2009)
SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-24710 (Commission File Number)	52-1700207 (I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Amendment and Restatement of Existing Bank Facilities and Extension of Maturities Therein
     On March 6, 2009, XM Satellite Radio Inc. (“XM”), our wholly-owned subsidiary, amended and restated (i) the $100 million Credit Agreement, dated as of June 26, 2008, among XM, XM Satellite Radio Holdings Inc., our wholly-owned subsidiary and the parent of XM (“XM Holdings”), the lenders named therein and UBS AG, as administrative agent (the “UBS Term Loan”) and (ii) the $250 million Credit Agreement, dated as of May 5, 2006, among XM, XM Holdings, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “JPM Revolver” and, together with the UBS Term Loan, the “Previous Facilities”). The Previous Facilities have been combined as term loans into the Amended and Restated Credit Agreement, dated as of March 6, 2009, among XM, XM Holdings, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “First-Lien Credit Agreement”), and Liberty Media LLC (the “Purchaser”) has purchased $100 million aggregate principal amount of such loans from the lenders. XM paid a restructuring fee of 2% to the existing lenders under the Previous Facilities.
     Loans under the First-Lien Credit Agreement held by existing lenders (the “Tranche A” and the “Tranche B” term loans) will mature on May 5, 2010 and the remaining loans purchased by Liberty (the “Tranche C” term loans) will mature on May 5, 2011. The Tranche A and the Tranche B term loans are subject to scheduled quarterly amortization payments of $25 million starting on March 31, 2009. The Tranche C term loans are subject to a partial amortization of $25 million on March 31, 2010, with all remaining amounts due on the final maturity date. Pursuant to these maturities and the scheduled amortization payments, of the outstanding principal amount, 29% of the $350 million is due in 2009; 50% in 2010; and 21% in 2011. The loans will bear interest at rates ranging from prime plus 11% to LIBOR (subject to a 3% floor) plus 12%.
     The loans under the First-Lien Credit Agreement are guaranteed by XM Holdings and each of the subsidiary guarantors named therein. The loans are secured by a first lien on substantially all of the assets of XM Holdings, XM and certain subsidiaries named therein. The affirmative covenants, negative covenants and event of default provisions contained in the First-Lien Credit Agreement are substantially similar to those contained in the Previous Facilities, except that: (i) XM must maintain cash reserves of $75 million (without taking into account any proceeds from the Second-Lien Credit Agreement (as defined below)), (ii) we must maintain cash reserves of $35 million, (iii) XM Holdings and XM must maintain certain EBITDA levels set forth therein and (iv) an event of default shall occur upon the acceleration of any our material indebtedness or in the event of our voluntary or involuntary bankruptcy.
Amended and Restated Credit Agreement with Liberty Media
     On March 6, 2009, XM entered into an Amended and Restated Credit Agreement (the “Second-Lien Credit Agreement”) with Liberty Media Corporation, as administrative agent and collateral agent, and simultaneously closed the facility. Pursuant to the Second-Lien Credit Agreement, XM may borrow $150 million aggregate principal amount of term loans on December 1, 2009. The proceeds of the loans will be used to repay a portion of the 10% Convertible Notes due 2009 of XM Holdings on the stated maturity date thereof. The Second-Lien Credit Agreement matures on March 1, 2011, and bears interest at 15% per annum. XM will pay a commitment fee of 2% per annum on the undrawn portion of the Second-Lien Credit Agreement until the date of disbursement of the loans or the termination of the commitments.

     The loans under the Second-Lien Credit Agreement are guaranteed by XM Holdings and each of the subsidiary guarantors named therein. The loan is secured by a second lien on substantially all the assets of XM Holdings, XM and certain subsidiaries named therein. The affirmative covenants, negative covenants and event of default provisions contained in the Second-Lien Credit Agreement are substantially similar to those contained in the First-Lien Credit Agreement.
     The information set forth in Item 3.02 below is also hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities
     Pursuant to the previously announced Investment Agreement, dated February 17, 2009, among us and the Purchaser (the “Investment Agreement”), we issued 1,000,000 shares of Series B-1 Preferred Stock and 11,500,000 shares of Series B-2 Preferred Stock in consideration for the investments described therein. The preferred stock was offered to the Purchaser in an offering exempt from the Securities Act registration requirements under Section 4(2) of the Securities Act of 1933, based on the Purchaser’s representation that, among other things, it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. The rights, preferences and privileges of the Series B-1 Preferred Stock and Series B-2 Preferred Stock are described in the applicable Certificate of Designations. A summary of the terms of each Certificate of Designations is available in Item 1.01 of our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 17, 2009, and is incorporated herein by reference. The foregoing description of the Certificates of Designations does not purport to be a complete description of all of the terms of such Certificate of Designations and is qualified in its entirety by reference to the Certificate of Designations for the Series B-1 Preferred Stock, a copy of which is filed as Exhibit 3.1 hereto, and the Certificate of Designations for the Series B-2 Preferred Stock, a copy of which is filed as Exhibit 3.2 hereto, and each Certificate of Designations is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders
     The information set forth above in Items 1.01 and 3.02 is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On March 5, 2009, we filed the Series B-1 Certificate of Designations and Series B-2 Certificate of Designations with the Secretary of State of the State of Delaware for the purpose of establishing the preferences, limitations, voting powers and relative rights of the Series B-1 and B-2 Preferred Stock. The Certificates of Designations became effective with the Delaware Secretary of State upon filing. The information set forth above in Item 3.02 is hereby incorporated by reference into this Item 5.03. This description is qualified in its entirety by reference to the copy of the Series B-1 Certificate of Designations, which is attached hereto as Exhibit 3.1, and the Series B-2 Certificate of Designations, which is attached hereto as Exhibit 3.2.

Item 8.01	Other Events
     On March 6, 2009, we issued a press release announcing, among other things, that we had extended the maturities of the Previous Facilities, entered into the First-Lien Credit Agreement, restated and closed the Second-Lien Credit Agreement and issued preferred stock to the Purchaser. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.
The Exhibit Index attached hereto is incorporated herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: March 6, 2009

EXHIBITS

Exhibit	Description of Exhibit

3.1	Certificate of Designations of Convertible Perpetual Preferred Stock, Series B-1 of Sirius XM Radio Inc.

3.2	Certificate of Designations of Convertible Perpetual Preferred Stock, Series B-2 of Sirius XM Radio Inc.

99.1	Press Release issued by Sirius XM Radio and Liberty Media on March 6, 2009.